UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

JMP Group LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36802 (Commission File Number)	47-1632931 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

(415) 835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange

JMP Group Inc. 8.00% Senior Notes due 2023	JMPB	New York Stock Exchange

JMP Group Inc. 7.25% Senior Notes due 2027	JMPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.        Entry into a Material Definitive Agreement

On September 19, 2019, JMP Group LLC (the “Company”) entered into an Underwriting Agreement with UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $36.0 million, in the aggregate, of the Company’s 6.875% Senior Notes due 2029 (the “Notes”).

The Notes were registered for offer and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-233389), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 19, 2019, and the Company’s Registration Statement on Form S-1MEF (File No. 333-233855), as filed with the Commission on September 19, 2019, which became effective upon filing in accordance with Rule 462(b) under the Securities Act.

The public offering price of the Notes was 100.0% of the principal amount (i.e., $36.0 million). The Company will receive net proceeds after discounts and commissions, but before expenses, of approximately $34.9 million and intends to use a portion of the net proceeds to redeem up to all of the outstanding 8.00% Senior Notes due 2023 of its wholly owned subsidiary, JMP Group Inc., following the completion of the offering. The remaining proceeds, if any, will be used for general corporate purposes. This Current Report on Form 8-K should not be construed as a notice of redemption for the 8.00% Senior Notes due 2023.

The offering of the Notes is expected to close on September 26, 2019, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01          Other Events

On September 19, 2019, the Company issued a press release announcing the commencement of the offering. Additionally, on September 19, 2019, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 19, 2019, among JMP Group LLC and UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

99.1	Press release issued by JMP Group LLC, dated September 19, 2019.

99.2	Press release issued by JMP Group LLC, dated September 19, 2019.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: September 20, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer